EMPLOYMENT AGREEMENT



PARTIES: Innovative Gaming Corporation of America a Minnesota Corporation
                   333 Orville Wright Court
                   Las Vegas, Nevada 89119
                   (the "Company")



                   Tom Foley
                   W1450 First National Bank Building
                   332 Minnesota Street
                   St. Paul, MN 55101-1314
                   (the "Executive")



DATE:              December 20, 2001



INTRODUCTION:

A. The Company desires to continue to employ Executive on the terms and conditions stated in this Agreement;

B. The Executive wishes to receive compensation from the Company for the Executive's continued services and desires to accept continued employment pursuant to the terms and conditions of this Agreement; and

C. The Parties agree that this Agreement supercedes any existing employment agreement, written or oral, between the Parties.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

AGREEMENT:

The Company and the Executive, each intending to be legally bound, agree as follows:

     1. Employment.  Subject to the terms and conditions of this Agreement,  the
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Company shall employ the Executive as the Chief Executive Officer ("CEO") of the
Company, and the



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Executive accepts such employment.

     2. Duties.  The Executive  will devote a substantial  amount of time during
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business hours to accomplish his duties and, during such time, make the best use of his energy, knowledge, and training to advance the Company's interests. The Executive will diligently and conscientiously perform the duties of the Executive's position within the general guidelines to be determined by the Company's Board of Directors (the "Board of Directors") including, without limitation, primary responsibility for the areas of: (i) day-to-day management of the Company; (ii) supervision of other executives of the Company in their assigned areas of responsibility; (iii) negotiation of mergers and acquisitions; and (iv) other tasks as directed by the Board of Directors. The Executive shall further act as an interface to Wall Street and the financial community at large (including analysts, investment brokerages, etc.) and work in conjunction with the Company's outside investor relations firm, media consultant and others. While the Executive is employed by the Company, Executive will keep the Company informed of any other business activities, and will promptly stop any activity or employment that conflicts with the Company's interests or adversely affects the performance of the Executive's duties for the Company.

     3. Outside  Consulting and Activities.  The Executive may render consulting
        ----------------------------------
services to other businesses from time to time if the Executive meets all of the following requirements: (a) the consulting services do not interfere with the Executive's ability to fulfill his duties and obligations to the Company; (b) the consulting services are not rendered to any business which competes with the Company in any area of the Company's business; and (c) the consulting services do not relate to any products or services which form part of the Company's business. Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from engaging in any of the following, provided that none of the activities shall materially interfere with the proper performance of his duties and responsibilities which fall within the scope of his employment: (i) serving on the Board of Directors of any outside corporation; (ii) engaging in charitable community and business affairs; (iii) managing any and all personal investments and affairs of a personal or familial nature; (iv) providing services to any person or entity not a direct competitor of the Company in which the Executive maintained a business relationship prior to the effective date of this Agreement; or (v) engaging in the practice of law with his Minnesota law firm or its affiliates. The Company acknowledges and agrees that this Section expressly permits the continuation of Executive's business activities through Johnson Hamilton Quigley Twait & Foley, PLC, PACE/Minnesota, LLC and Indian Country Ventures, LLC.

     4. Term.  This  Agreement  will remain in effect for the period  commencing
        ----
October 16, 2001 and ending December 31, 2001 ("term"), unless it is terminated in accordance with Section 5; provided, however, that the term shall automatically be extended for successive thirty (30) day terms until such time as the Company or Executive elects to terminate the Agreement on thirty (30) days' advance notice.

     5.  Termination.  Subject to the respective  continuing  obligations of the
         -----------
Company and the Executive under Sections 7, 8, and 9:

          a. The Company may terminate this Agreement  immediately  upon written


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     notice to the Executive  "for cause," which is defined as: (i)  dishonesty, fraud, or material and deliberate injury or attempted material and deliberate injury, in each case related to the Company or its business;
     (ii) any criminal activity of a serious nature; (iii) the Executive's continued failure to satisfactorily perform the duties assigned to him pursuant to Section 2 of this Agreement for a period of 60 days after a written demand by the Board of Directors for such satisfactory performance which demand specifically identifies the manner in which it is alleged that Executive has not satisfactorily performed such duties; or (iv) if Executive fails to receive a gaming license in a jurisdiction in which the Company has applied for a license. In the event this Agreement is terminated for cause pursuant to this Section 5(a), within thirty (30) days of the date of termination, Executive shall be paid at the usual rate of Executive's annual Base Salary through the date of termination specified in any notice of termination and shall be paid bonuses for work performed prior to the date of termination, and Executive will have no right to receive any bonus for work performed after the termination occurs.

          Any termination by the Company other than for a reason enumerated in this Section 5(a) shall be deemed to be a termination "without cause." The executive shall also be deemed to be terminated without cause in the event:
     (A) the Executive is removed from his capacity as an executive of the Company; or (B) the Executive has had his authority and position diminished from that provided in Section 2. For all "without cause" terminations, the Executive shall receive severance pay as provided in Section 6(g).

          b. This Agreement will terminate upon the Executive's death or permanent disability and all earned and unpaid compensation and bonuses shall be payable to the Executive, his estate or designated beneficiary.

          c. The Executive may terminate this Agreement at any time, with or without cause, by providing sixty (60) days written notice of his resignation to the Company. If the Executive voluntarily resigns, the Executive shall be entitled to receive his then current Base Salary and bonuses for work performed prior to his last day of employment. The Base Salary shall be paid in the regular course of the Company's payroll practices and all Bonuses shall be paid within thirty (30) days of the Executive's final day of employment. However, if the Executive in good faith believes that the Company is in material breach of this Agreement, the Executive may terminate this Agreement, effective immediately, by providing written notice of the material breach and resignation to the Company. If the Executive terminates this Agreement based upon his good faith belief that the Company has materially breached the Agreement, the Executive shall be entitled to receive severance pay as provided in Section 6(g). If it is subsequently determined that the Company was not in material breach of this Agreement, the Company's obligations to pay severance to the Executive shall cease.


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     6. Compensation.
        -------------

          a. Base Salary.  In consideration  for the Executive's  services under
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     this  Agreement,  the Company  agrees to pay the Executive a base salary as follows: (i) from October 16, 2001, through December 31, 2001, a base salary at a rate of Ten Thousand Dollars ($10,000) per month, and (ii) from January 1, 2002 through December 31, 2002, a base salary of Fifteen Thousand Dollars ($15,000) per month (as applicable, the "Base Salary"). The Base Salary shall be paid no less often than monthly in accordance with the standard payroll practices of the Company; provided, however, that (i) the Base Salary shall be accrued but shall not be paid prior to January, 2002, and (ii) the Base Salary shall be paid as and when the Company has available funds from operations and may be paid in installments over a reasonable period of time as agreed by the Company and the Executive. The Base Salary may be adjusted from time to time by the Board of Directors but may not be decreased during the term of this Agreement.

          b. Bonus.  In addition to other  compensation to be paid under Section
             -----
     6(a), the Company may pay Executive an annual bonus or a merit increase of up to 25% of the current year's Base Salary for each year during which he performs services under this Agreement, the exact amount to be determined in the sole and complete discretion of the Compensation Committee of the Board of Directors.

          c. Stock  Options.  In  connection  with this  Agreement,  the parties
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     hereto shall have entered into a Stock Option  Agreement  pursuant to which the Company shall grant to Executive the right and option to purchase up to 500,000 shares of the Company's Common Stock subject to the terms and conditions set forth in the form of Stock Option Agreement attached hereto as Exhibit A. The exercise price of the share options shall be the average of the closing price of the stock for the five trading days immediately preceding the execution of this Agreement. The option for 350,000 shares shall vest immediately upon execution of this Agreement. The remaining options for 150,000 shares shall vest upon Executive discontinuing as Chief Executive Officer of the Company. The Stock Option Agreement shall include anti-dilution adjustments regarding increase in the Company's number of Common Stock, capital stock reorganization or reclassification, or any other action by the Company that would unfairly hinder the option rights of Executive.

          d. Reimbursement of Business  Expenses.  In addition to the payment of
             -----------------------------------
     Base Salary, the Company shall reimburse the Executive for all reasonable out-of-pocket business expenses incurred by the Executive on behalf of the Company; provided that the Executive properly accounts to the Company for all such expenses in accordance with the rules and regulations of the Internal Revenue Service under the Internal Revenue Code of 1986, as amended, and in accordance with the standard policies of the Company relating to reimbursement of business expenses.

          e.  Benefits  and  Vacation.   The  Executive   will  be  entitled  to
              -----------------------
     participate in all benefit plans adopted by the Company to the extent that the terms of such benefit plans permit the Executive to participate. The Executive will be entitled to an annual paid vacation of three weeks and all legal


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     holidays  observed  by the  Company,  in each case in  accordance  with the
     Company's policies and consistent with the benefits provided to the Company's other executives in effect from time to time.

          f. Life Insurance. The Executive shall be entitled to have the Company
             --------------
     pay all premiums of a life insurance policy insuring the Executive's life and for the Executive's benefit or any other person designated by the Executive as beneficiary of such policy, in the amount of One Million Dollars (1,000,000.00).

     7. Inventions.
        ----------

          a. "Inventions," as used in this Section 7, means any discoveries, improvements and ideas (whether or not they are in writing or reduced to practice) or works of authorship (whether or not they can be patented or copyrighted) that the Executive makes, authors, or conceives (either alone or with others) and that:

                    (i) concern directly the Company's business or the Company's present or demonstrably anticipated future research or development;

                    (ii) result from any work the Executive performs for the Company;

                    (iii) use the Company's equipment, supplies, facilities, or trade-secret information; or

                    (iv) the Executive develops during the time the Executive is performing employment duties for the Company.

          b. The Executive agrees that all Inventions made by the Executive during the term of this Agreement will be the Company's sole and exclusive property. The Executive will, with respect to any Invention:

                    (i) keep current, accurate, and complete records that shall belong to the Company and be kept and stored on the Company's premises while the Executive is employed by the Company;

                    (ii) promptly and fully disclose the existence and describe the nature of the Invention to the Company in writing;

                    (iii) assign (and the Executive does hereby assign) to the Company all of his rights to the Invention, any applications he makes for patents or copyrights in any country, and any patents or copyrights granted to him in any country; and

                    (iv) acknowledge and deliver promptly to the Company any written instruments, and perform any other acts necessary in the Company's reasonable opinion to preserve property rights in the Invention against forfeiture, abandonment or loss and to obtain and


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          maintain letters patent and/or copyrights to the Invention and to vest the entire right and title to the Invention in the Company.

The requirements of this subsection 7(b) do not apply to an Invention for which no equipment, supplies, facility or trade-secret information of the Company was used and which was developed entirely on the Executive's own time, and which (1) does not relate directly to the Company's business or to the Company's actual or demonstrably anticipated research or development, or (2) does not result from any work the Executive performed for the Company. Except as previously disclosed to the Company in writing, the Executive does not have, and will not assert, any claims to or rights under any Inventions as having been made, conceived, authored, or acquired by the Executive prior to his employment by the Company. With respect to any obligations performed by the Executive under this subsection 7(b) following termination of employment, the Company will pay the Executive reasonable hourly compensation (consistent with the highest Base Salary) and will pay or reimburse all reasonable out-of-pocket expenses.

     8. Confidential Information.
        ------------------------

          a. "Confidential Information," as used in this Section 8, means information that is not generally known and that is proprietary to the Company or that the Company treats or is obligated to treat as proprietary. Any information that the Executive reasonably considers Confidential Information, or that the Company treats as Confidential Information, will be presumed to be Confidential Information (whether the Executive or others originated it and regardless of how the Executive obtained it).

          b. Except as specifically permitted by an authorized officer of the Company or by written Company policies, the Executive will never, either during or after his employment by the Company, use Confidential Information for any purpose other than the business of the Company or disclose it to any person who is not also an Executive of the Company. When the Executive's employment with the Company ends, the Executive will promptly deliver to the Company all records and any compositions, articles, devices, apparatuses and other items that disclose, describe, or embody Confidential Information, including all copies, reproductions, and specimens of the Confidential Information in the Executive's possession, regardless of who prepared them and will promptly deliver any other property of the Company in the Executive's possession, whether or not Confidential Information.

     9.  Competitive  Activities.  The Executive  agrees that during the term of
         -----------------------
employment with the Company the Executive will not alone or in any capacity with another firm:

          a. directly engage in any commercial activity that competes with the Company's business, as a gaming machine manufacturer, within any state in the United States or within any country in which the Company directly markets or services products or provides services;


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          b. in any way  interfere  or attempt to interfere  with the  Company's relationships with any of its then current customers; or

          C. employ or attempt to employ any of the Company's then Executives on behalf of any other entity competing with the Company.

     Provided, however, that the provisions of this Section 9 shall not apply in
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the event that the Executive is  terminated  without cause and the Company fails to pay the severance as provided in Section 6(g) hereof. This Section 9 shall cease to be applicable to any activity of the Executive from and after such time as the Company (i) shall have ceased all business activities for a period of 60 days or (ii) shall have made a decision through its Board of Directors not to continue, or shall have ceased for a period of 60 days, the business activities with which such activity of the Executive would be competitive. Company acknowledges and agrees that this Section does not apply to business placed through Johnson Hamilton Quigley Twait & Foley, PLC, PACE/Minnesota, LLC, or Indian Country Ventures, LLC.

     10. Conflicts of Interest.  The Executive agrees that he will not, directly
         ---------------------
or indirectly, transact business with the Company personally, or as agent, owner, partner or shareholder of any other entity; provided, however, that any such transaction may be entered into if approved by the Board of Directors.

     11. No Adequate  Remedy.  The Executive  understands  that if the Executive
         -------------------
materially breaches Sections 8, 9 or 10 of this Agreement, the damages to the Company would be difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity, or by statute, the Executive hereby consents to the specific enforcement of Sections 8, 9 or 10 by the Company through an injunction or restraining order issued by an appropriate court.

     12. Miscellaneous.
         -------------

               a.  Successors  and  Assigns.  This  Agreement  is binding on and
                   ------------------------
          inures to the benefit of the Company's successors and assigns, all of which are included in the term the "Company" as it is used in this Agreement; provided, however, that the Company may assign this Agreement only in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business.

               b.  Modification.  This Agreement may be modified or amended only
                   ------------
          by a writing signed by both the Company and the Executive.

               c. Governing law. The laws of Minnesota will govern the validity,
                  -------------
          construction, and performance of this Agreement. Any legal proceeding related to this Agreement shall be brought in an appropriate Minnesota court, and both the Company and the Executive hereby consent to the exclusive jurisdiction of the appropriate court(s) in Minnesota for this purpose.

               d.  Construction.  Wherever  possible,  each  provision  of  this
                   ------------
          Agreement will be interpreted so that it is valid under the applicable


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          law. If any provision of this Agreement is to any extent invalid under the applicable law, the remaining portion of that provision will be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid and enforceable.

               e.  Waivers.  No failure  or delay by either  the  Company or the
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          Executive in exercising  any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the Company or the Executive of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

               f. Captions.  The headings in this Agreement are for  convenience
                  --------
          only and do not affect this Agreement's interpretation.

               g.  Sections.  Except as  otherwise  required or indicated by the
                   --------
          context, all references to Sections in this Agreement refer to the specified Section of this Agreement.

               h. Entire Agreement.  This Agreement  supersedes all previous and
                  ----------------
          contemporaneous oral negotiations, commitments, writings and understandings between the parties concerning the matters in this Agreement, including without limitation any policy or personnel manuals of the Company.

               i.  Notices.  All  notices and other  communications  required or
                   -------
          permitted under this Agreement shall be in writing and shall be hand delivered or sent by registered or certified first-class mail, postage prepaid, and shall be effective upon delivery if hand delivered, or three days after mailing if mailed to the addresses stated at the beginning of this Agreement. These addresses may be changed at any time by like notice.

               j.  Attorneys'  Fees. In the event of any litigation  between the
                   ----------------
          parties arising out if the terms, conditions and obligations set forth in this Agreement, each party in such litigation shall bear its own reasonable attorneys' fees and costs incurred in the litigation.

     13. Necessary Corporate Action. Company hereby represents and warrants that
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this Agreement has been approved, adopted and ratified by the Board of Directors of the Company and that all necessary corporate action has been taken to legally bind the Company to the terms and provisions of this Agreement.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]



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         IN WITNESS  WHEREOF,  the Company and the Executive  have executed this
Agreement effective as of the date first above written.


INNOVATIVE GAMING CORPORATION               TOM FOLEY
OF AMERICA



By     / s /                                     / s /
  ---------------------------                 -------------------------------
Name: Andrew Tottenham
One of its Directors




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                                    EXHIBIT A

                         Form of Stock Option Agreement
                         ------------------------------



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